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                                                                    EXHIBIT 23.1


                      CONSENT OF INDEPENDENT ACCOUNTANTS
                      ----------------------------------


We hereby consent to the use in this Registration Statement on Amendment No. 1 to Form S-4 of AmeriCredit Corp. of our reports dated August 4, 1998, except as to the information presented in Note 14 for which the date is September 30, 1998 and except as to the information presented in Note 2 for which the date is January 14, 1999 relating to the financial statements and supplementary information of AmeriCredit Corp., which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP


Fort Worth, Texas
July 29, 1999